SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
David Massa
U.S. Bank National Association
100 Wall Street
New York, NY 10005
(212) 361-4386
(Name, address and telephone number of agent for service)
InSight Health Services Corp.
(Exact name of obligor as specified in its charter)

Delaware	33-0702770
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

26250 Enterprise Court
Suite 100
Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

Senior Secured Floating Rate Notes due 2011

TABLE OF ADDITIONAL REGISTRANTS
     Set forth below is certain information regarding each of the additional registrants. For each such registrant, its primary standard industrial classification code number is 8071, its principal executive office is c/o InSight Health Services Holdings Corp., 26250 Enterprise Court, Suite 100, Lake Forest, CA 92630 and its telephone number is (949) 282-6000.

I.R.S. Employer
Exact Name of Registrant Guarantor	State or Other Jurisdiction of	Identification
as Specified in its Charter	Incorporation or Organization	Number
InSight Health Services Holdings Corp.	Delaware	04-3570028
InSight Health Corp.	Delaware	52-1278857
Signal Medical Services, Inc.	Delaware	33-0802413
Open MRI, Inc.	Delaware	94-3251529
Maxum Health Corp.	Delaware	75-2287276
Maxum Health Services Corp.	Delaware	75-2135957
MRI Associates, L.P.	Indiana	35-1881106
Maxum Health Services of North Texas, Inc.	Texas	75-2435797
Maxum Health Services of Dallas, Inc.	Texas	75-2615132
NDDC, Inc.	Texas	75-2407830
Wilkes-Barre Imaging, L.L.C	Pennsylvania	52-2238781
Orange County Regional PET Center — Irvine, LLC	California	91-2070190
San Fernando Valley Regional PET Center, LLC	California	91-2070191
Valencia MRI, LLC	California	91-2070193
Parkway Imaging Center, LLC	Nevada	33-0872858
Comprehensive Medical Imaging, Inc.	Delaware	95-4662473
Comprehensive Medical Imaging Centers, Inc.	Delaware	95-4666946
TME Arizona, Inc.	Texas	76-0539851
Comprehensive Medical Imaging — Fairfax, Inc.	Delaware	95-4666947
Comprehensive OPEN MRI — Carmichael/ Folsom, LLC	California	77-0505765
Syncor Diagnostics Sacramento, LLC	California	91-1838444
Syncor Diagnostics Bakersfield, LLC	California	77-0469131
Phoenix Regional PET Center — Thunderbird, LLC	Arizona	77-0578521
Mesa MRI	Texas	76-0316425
Mountain View MRI	Texas	86-0651713
Los Gatos Imaging Center	Texas	94-3040209
Woodbridge MRI	Texas	54-1623177
Jefferson MRI — Bala	Texas	76-0300719
Jefferson MRI	Texas	23-2579343

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.*

7.	Report of Condition of the Trustee as of March 31, 2007, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

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SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 27th of September, 2007.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Paul J. Schmalzel
Paul J. Schmalzel
Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2007
($000’s)

6/30/2007
Assets
Cash and Due From Depository Institutions	$6,570,622
Securities	38,972,163
Federal Funds	3,771,433
Loans & Lease Financing Receivables	144,255,624
Fixed Assets	2,389,792
Intangible Assets	12,181,700
Other Assets	12,884,541

Total Assets	$221,025,875
Liabilities
Deposits	$133,727,871
Fed Funds	11,750,444
Treasury Demand Notes	0
Trading Liabilities	241,301
Other Borrowed Money	38,213,977
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,434,860

Total Liabilities	$199,065,919
Equity
Minority Interest in Subsidiaries	$1,537,943
Common and Preferred Stock	18,200
Surplus	12,057,531
Undivided Profits	8,346,282

Total Equity Capital	$21,959,956

Total Liabilities and Equity Capital	$221,025,070
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Paul J. Schmalzel

Vice President

Date:	September 27, 2007

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